Exhibit 10.03(f)

Amendment
to
EQT Corporation
2015 Executive Performance Incentive Program

This Amendment to EQT Corporation 2015 Executive Performance Incentive Program effective as of January 1, 2015 (the Program) is approved by the Committee this 27th day of January 2015 (the Amendment Date). Capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Program.

Effective as of the Amendment Date, the Payout Matrix on Attachment B to the Program be and is hereby amended and restated in its entirety as set forth below. Except as modified hereby, Attachment B to the Program remains in full force and effect.

Payout Matrix

		Payout Factor*
Total Sales Volume Growth**	26.4% Compound Annual Growth Rate	.75	1.00	1.50	2.00	2.40	2.60	2.80	3.00
	21.4% Compound Annual Growth Rate	.55	.95	1.35	1.75	2.15	2.35	2.55	2.75
	16.4% Compound Annual Growth Rate	.30	.70	1.10	1.50	1.90	2.10	2.30	2.50
	6.4% Compound Annual Growth Rate	.00	.20	.60	1.00	1.40	1.60	1.80	2.00
	0% Compound Annual Growth Rate	.00	.00	.00	.50	.90	1.10	1.30	1.50
		26-24	23-21	20-18	17-14	13-11	10-8	7-5	4-1
		Total Shareholder Return Rank